                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     TRIPLE S PLASTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                            TRIPLE S PLASTICS, INC.
                               14320 PORTAGE ROAD
                         VICKSBURG, MICHIGAN 49097-0905

                            ------------------------

                         NOTICE OF 1997 ANNUAL MEETING

                             ---------------------

To the Shareholders of

  TRIPLE S PLASTICS, INC.:

    Please take notice that the Annual Meeting of Shareholders of Triple S Plastics, Inc. will be held at the Radisson Plaza Hotel, Kalamazoo Center, 100 West Michigan Avenue, Kalamazoo, Michigan 49007, on Wednesday, July 23, 1997, at 10:00 a.m. local time, for the following purposes:

    1. To elect three directors, one for a two-year term and two for terms of three years each as described in the Proxy Statement.

    2. To consider and act upon a proposal to amend the Company's Outside Director Stock Option Plan.

    3. To transact any other business that may properly come before the meeting.

    Only shareholders of record as of the close of business on June 2, 1997, are entitled to vote at the meeting, including any adjournment. A list of shareholders entitled to vote has been prepared by the Company's stock transfer agent and will be available for inspection by shareholders at the meeting, but only for purposes germane to the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Robert D. Monk
                                          SECRETARY

June 13, 1997

                                IMPORTANT NOTICE

    Please sign, date, and return the accompanying Proxy in the enclosed self-addressed envelope regardless of whether you expect to attend the meeting in person. Any person giving a Proxy has the power to revoke that Proxy, at any time, and shareholders who are present at the meeting may withdraw their Proxies and vote in person if they wish.

                            TRIPLE S PLASTICS, INC.
                               14320 PORTAGE ROAD
                         VICKSBURG, MICHIGAN 49097-0905

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                            SOLICITATION OF PROXIES

    This Proxy Statement is being furnished to the shareholders of Triple S Plastics, Inc. (the "Company") in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. on Wednesday, July 23, 1997, at the Radisson Plaza Hotel, Kalamazoo Center, 100 West Michigan Avenue, Kalamazoo, Michigan 49007. The purposes of the meeting are set forth in the Notice of 1997 Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about June 13, 1997, to shareholders of record of the Company's common stock as of the close of business on June 2, 1997. Each share held on the record date entitles the registered holder to one vote at the Annual Meeting. As of June 2, 1997, there were 3,738,204 shares of the Company's common stock issued and outstanding.

    If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions of the shareholder(s). If the Proxy is signed and returned without any direction given, the shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement. Any shareholder giving a Proxy may revoke the Proxy, at any time before it is voted at the meeting, by delivering a written notice of revocation to the Secretary of the Company, by submitting a subsequently executed proxy or by attending the meeting and voting in person. The Chairman of the meeting will announce the closing of the polls during the meeting, and all Proxies must be received prior to the closing of the polls in order to be counted.

    The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation provide for a classified Board of Directors, with approximately one-third of the directors to be elected annually for terms of three years each. The Articles also provide that the exact size of the Board is to be determined by the directors, and that number is currently fixed at six members. Daniel B. Canavan and Albert C. Schauer, incumbent directors whose terms of office expire at the annual meeting, have been nominated by the Board of Directors for reelection to three-year terms expiring in 2000. Robert D. Bedilion, who was appointed a director by the Board in February 1997, has been nominated for election to a two-year term expiring in 1999.

    Unless otherwise directed by an appropriate mark on a shareholder's Proxy, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event a nominee is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

    Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the nominees for each class who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

    The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

    The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

       NAMES, (AGES), POSITIONS AND BACKGROUNDS OF DIRECTORS AND NOMINEES             SERVICE AS A DIRECTOR
--------------------------------------------------------------------------------  -----------------------------

                       NOMINEE FOR TERM TO EXPIRE IN 1999

Robert D. Bedilion (59) retired December 31, 1996 from his position as President  Director since 1997
of Polymerland Incorporated, a subsidiary of General Electric Company, which he   Member of Compensation
had held since 1989.                                                              Committee

                      NOMINEES FOR TERMS TO EXPIRE IN 2000

Daniel B. Canavan (43) is the Chairman of the Board and the Company's Chief       Director since 1982
Executive Officer, and he has held that position for more than five years.

Albert C. Schauer (54) is the Chairman and Chief Executive Officer of Clausing    Director since 1990
Industrial, Inc. (machine tool distribution), Kalamazoo, Michigan, and he has     Member of Compensation
held that position for more than five years. Mr. Schauer also serves as a         and Audit Committees
director of the 600 Group PLC, (an international engineering company) with shares publicly traded on the London Stock Exchange. In addition, Mr. Schauer is a director of Griffith Laboratories Worldwide, Inc. (food ingredient and flavor system manufacturer) Alsip, Illinois, First of America Bank-Michigan, N.A. of
Kalamazoo, Michigan, and The Windquest Group (investment/ management firm),
Grand Rapids, Michigan.

                      DIRECTOR WHOSE TERM EXPIRES IN 1999

David L. Stewart (58) has been retired for more than five years. Prior to his     Director since 1969
retirement Mr. Stewart served as the Company's Chairman and Chief Executive       Member of Audit
Officer.                                                                          Committee

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

Victor V. Valentine, Jr. (51) has been the Company's President since 1990, and    Director since 1983
prior to that time he served as the Company's Vice President of Sales and
Marketing for more than five years.

James F. Hettinger (48) is the President and Chief Executive Officer of Battle    Director since 1992
Creek Unlimited, Inc. (an industrial park development corporation), and he has    Member of Compensation
held that position for more than five years.                                      Committee

                            ------------------------

    William J. Stewart, the Company's Executive Vice President, and David L. Stewart are brothers. There are no other family relationships between or among the nominees, directors and executive officers of the Company.

    The Company has an Audit Committee which recommends to the Board of Directors the selection of independent public accountants to serve as the Company's auditors, and reviews the scope of their audit, their audit report and any recommendations made by them. This Committee also conducts reviews of any related-party transactions or potential conflict of interest situations. This Committee met on three occasions during the preceding fiscal year.

    The Company has a Compensation Committee which annually reviews the Company's compensation policy for executive officers and makes recommendations to the Board of Directors with respect to that policy, as well as making compensation decisions for executive officers. The Committee also administers the Company's incentive plans involving the Company's common stock. This Committee met on two occasions during the preceding fiscal year.

    The Company does not have a standing nominating committee.

    The Board of Directors met six times during the preceding fiscal year, and all directors attended at least seventy-five percent (75%), except for Albert C. Schauer who attended sixty-seven percent (67%), of the aggregate number of meetings of the Board and meetings of committees on which they served.

        PROPOSED AMENDMENT TO THE COMPANY'S OUTSIDE DIRECTOR OPTION PLAN

    On July 25, 1996, the shareholders approved the adoption of the Triple S Plastics, Inc. Outside Director Stock Option Plan (the "Plan"). The purpose of the Plan is to make service on the Board of Directors of the Company more attractive to present and prospective outside directors, since the continued service of qualified nonemployee or outside directors is considered essential to the Company's sustained progress. A total of 150,000 shares were reserved for issuance under the Plan. As of May 31, 1997, there were 139,300 shares available for issuance under the Plan.

    On May 21, 1997, the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to make an additional 150,000 shares available for issuance under the Plan and to eliminate the fixed annual option grant formula. The Board adopted this amendment to ensure that its outside directors will continue to be able to acquire Company stock under the Plan and to provide the Board with additional flexibility in granting options to outside directors.

    Under the current terms of the Plan, the Company's outside directors are granted an annual option to acquire 3,000 shares of the Company's common stock. If the proposed amendment is adopted, the Board would have the discretion to decide, on an annual basis, the amount of shares to be subject to each option. It is the current intent of the Board that annual option grants to its outside directors be in an amount equal to 50% of the shares subject to the annual option grant to the Company's chief executive officer. The following paragraphs summarize the principal features of the Plan.

    ELIGIBILITY AND ADMINISTRATION. Only the Company's outside directors are eligible to participate in the Plan. The Plan will be administered by the full Board. Of the incumbent directors and nominees listed in the table under the caption "Election of Directors," only Robert D. Bedilion, Albert C. Schauer, David L. Stewart, and James F. Hettinger are eligible to receive options under the Plan.

    TERMS OF OPTIONS. All options granted under the Plan will be nonstatutory stock options, evidenced by an agreement between the Company and each director. Upon the exercise of an option, the Company may issue new shares or reissue shares repurchased by the Company. Each option will be exercisable at a price equal to fair market value as of the date of grant. The closing price for the Company's common stock, as reported on May 30, 1997, was $7.13 per share. Options may be exercised only following the expiration of six months after grant.

    TRANSFERABILITY AND TERMINATION. Options granted under the Plan are nontransferable except by will or pursuant to the laws of descent and distribution upon an optionee's death. During an optionee's lifetime, options may be exercised only by the optionee. No option may be exercised more than ten years after the date of grant.

    MODIFICATION OF THE PLAN. The Plan will terminate automatically on July 25, 2006, unless terminated earlier by the Board of Directors. The Board may amend the Plan, except that no amendment may change the number of shares subject to the Plan (other than to prevent dilution), reduce the exercise price of options, extend the period during which options may be granted, or modify the eligibility requirements for participation.

    TAX TREATMENT. All options granted under the Plan are nonstatutory options, not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of a stock option does not result in taxable income to the recipient. The difference between the fair market value of the shares at the time an option is exercised and the exercise price, generally will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction. Tax consequences to an optionee will arise again at the time the shares of common stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain or loss and will equal the difference between the amount realized on the sale and the tax basis in the shares of common stock. The tax basis will equal the cost of the shares plus any income recognized upon the exercise of the option.

    The rules-governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the foregoing description of tax consequences is necessarily general and does not purport to be complete.

    The affirmative vote of a majority of the Company's outstanding common stock represented and voted at the Annual Meeting is required to approve the adoption of the amendment to the Plan. Since a majority of the votes cast is required for approval, any negative vote will necessitate an offsetting affirmative vote to assure approval. Broker nonvotes and ballots for proxies marked "abstain" will be counted as a negative vote. Note that the accompanying proxy will be voted FOR the approval of the adoption of the amendment to the Plan, if no contrary direction is made on the card. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

    The Board of Directors recommends a vote FOR the approval of the adoption of the amendment to the Plan.

                       SECURITIES OWNERSHIP OF MANAGEMENT

    The following table contains information regarding ownership of the Company's common stock by each director and nominee for election as a director, each executive officer named in the tables under the caption Executive Compensation, and all directors and executive officers as a group. The content of this table is based upon information supplied by the persons identified in the table and represents the Company's understanding of circumstances in existence as of May 31, 1997.

                                                                        AMOUNT AND NATURE OF
                                                                        BENEFICIAL OWNERSHIP
                                                                   ------------------------------
                                                                        SHARES
                                                                     BENEFICIALLY     EXERCISABLE
NAME OF BENEFICIAL OWNER                                               OWNED(1)       OPTIONS(2)   PERCENT OF CLASS
-----------------------------------------------------------------  -----------------  -----------  -----------------
Daniel B. Canavan................................................         927,170          1,500            24.4%
James F. Hettinger...............................................           3,200          3,000           *
Robert D. Monk...................................................          12,300          5,000           *
Albert C. Schauer................................................           4,000          3,000           *
David L. Stewart.................................................         173,185          3,000             4.6%
William J. Stewart...............................................          77,731(3)       1,500             2.0%
Victor V. Valentine..............................................         926,166          1,500            24.4%
All executive officers and directors as a group (11 persons).....       2,164,429         21,500            57.0%

------------------------

*   Less than one percent

(1) Unless otherwise noted, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 50 shares held by Mr. Stewart as custodian for his grandchild; Mr. Stewart disclaims beneficial ownership of those shares.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table contains information regarding compensation with respect to the three preceding fiscal years of the Company's chief executive officer and each other executive officer whose salary and bonus exceeded $100,000 (the "Named Executives"). This information is reflected on an accrual basis for each fiscal year so that bonuses relate to the year of performance, even though paid in the ensuing fiscal year.

                                                       ANNUAL COMPENSATION
                                                      ----------------------   ALL OTHER
EXECUTIVE                                      YEAR   SALARY($)    BONUS($)    COMPENSATION($)(1)
---------------------------------------------  -----  ----------   ---------   ----------
Daniel B. Canavan............................   1997   $ 145,712    $  3,500     $ 2,453
  Chief Executive Officer                       1996     145,989           0       3,010
                                                1995     137,369      63,000       1,672
Victor V. Valentine, Jr......................   1997   $ 147,327    $  3,500     $ 3,529
  President                                     1996     147,949           0       3,265
                                                1995     138,378      63,000       2,423
William J. Stewart...........................   1997   $ 110,785    $  5,500     $ 3,068
  Executive Vice President                      1996     110,745           0       2,821
                                                1995     104,139      42,000       1,980
Robert D. Monk...............................   1997   $ 104,949    $  3,500     $ 1,474
  Vice President, Chief Financial Officer,
    Secretary/Treasurer

------------------------

(1) The amounts set forth in this column include: (a) Company matching contributions under the Company's Profit Sharing Plan, pursuant to which substantially all employees of the Company are eligible to participate; and
    (b) payments by the Company of premiums for term life insurance for the benefit of the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                                     ---------------------------------------
                                                      PERCENT OF
                                                       OPTIONS                                 GRANT DATE
                                                      GRANTED TO     EXERCISE                    PRESENT
                                         OPTIONS         ALL           PRICE      EXPIRATION      VALUE
EXECUTIVE                              GRANTED(1)     EMPLOYEES      ($/SH)(2)       DATE        ($)(3)
-------------------------------------  -----------   ------------   -----------   ----------   -----------
Daniel B. Canavan....................     3,000           5.5           6.13       3/24/06       $ 12,690
Victor V. Valentine, Jr. ............     3,000           5.5           6.13       3/24/06       $ 12,690
William J. Stewart...................     3,000           5.5           6.13       3/24/06       $ 12,690
Robert D. Monk.......................     3,000           5.5           6.13       3/24/06       $ 12,690
                                          7,000(4)       12.8           6.13       3/24/06       $ 29,610

------------------------

(1) Options become exercisable for 50% on the first anniversary of the grant date and for the balance on the second anniversary of the grant date.

(2) The exercise price may be paid in cash, and/or surrender of outstanding shares of the Company's common stock.

(3) Present value calculated under the Black-Scholes Valuation Model, assuming volatility of .5090, a risk-free rate of return equal to 10 year treasury bonds (6.65%), a dividend yield of zero, and exercise in 10 years. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model nor necessarily agrees with the method of valuing options. The ultimate value of the options will depend on the Company's success as reflected by an increase in the price of its shares which will inure to the benefit of all shareholders.

(4) This option grant was made as a part of a package offered to Mr. Monk as an inducement for him to join the Company as an employee.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

                                NUMBER OF SECURITIES
                               UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                     YEAR-END(#)               FISCAL YEAR-END($)
                             ---------------------------   ---------------------------
                             EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
                             ------------   ------------   ------------   ------------
Daniel B. Canavan..........    --             3,000          --             2,610
Victor V. Valentine........    --             3,000          --             2,610
William J. Stewart.........    --             3,000          --             2,610
Robert D. Monk.............    --            10,000          --             8,700

                        REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program falls under the jurisdiction of the Compensation Committee of the Board of Directors, composed exclusively of outside directors. The Committee is responsible for reviewing the cash and non-cash compensation arrangements for executive officers and making recommendations thereon to the Board of Directors. The Committee is also responsible for administering the Company's stock-based incentive plans.

    The Company's executive compensation program is designed to help attract, motivate, and retain executive management personnel. In formulating and administering this program, the Company attempts to position itself favorably against comparable employers, considering factors such as relative size, growth rate, geographic location, and industry. Three components of the compensation program--base salary, cash bonus, and stock options--are available to the Committee in fashioning packages for individual executives.

    Base salary for each executive is predicated on the individual executive's level of responsibility and prevailing competitive circumstances for managerial talent. Base salaries for executives other than the Chief Executive Officer are reviewed annually and adjusted where appropriate based upon recommendations by Mr. Canavan, the Chief Executive Officer. Mr. Canavan's base salary is also reviewed annually by the Committee without Mr. Canavan's participation. All adjustments approved by the Committee are subject to approval by the full Board of Directors.

    The Company's cash bonus plan is designed to positively impact the Company's annual earnings by means of an annual cash payment to the Company's managers and is dependent on the Company's profitability. Cash bonuses for executives, including the Chief Executive Officer, for the preceding fiscal year were determined under a plan established at the beginning of the year. The plan specifies a certain minimum return on shareholders' equity, and no bonuses accrue unless and until that minimum return is achieved. A predetermined percentage of the Company's net earnings in excess of that minimum constitutes a bonus pool that is available for distribution to all managerial employees, including executive officers, primarily in proportion to their respective base salaries. Although the minimum return on shareholders' equity was not achieved for the fiscal year ended March 31, 1997, a discretionary and relatively minor bonus was paid to all full-time employees of the Company for their performance and progress toward other Company objectives. Of these bonuses, the Named Executives were collectively paid $16,000.

    A stock option plan was established early in 1994 in connection with the initial public offering of the Company's common stock. This plan was adopted to provide stock-based incentive compensation that focuses on long-term Company performance and to more closely align the interests of management with the interests of public shareholders.

                                          Compensation Committee

                                          James F. Hettinger
                                          Albert C. Schauer
                                          Robert D. Bedilion

                            STOCK PERFORMANCE GRAPH

    The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return for the NASDAQ composite market (all U.S. companies) and a peer group of plastics-diversified companies selected by the Company (Peer Group A), as well as a former peer group of plastics-diversified companies selected by the Company (Peer Group B). Three of the companies included in Peer Group B are no longer in the same industry as the Company. Accordingly, the Company has changed from Peer Group B to Peer Group A. The graph assumes an investment of $100 on March 16, 1994, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TRIPLE S PLASTICS,
                   INC.           PEER GROUP A    NASDAQ COMPOSITE (US)    PEER GROUP B
3/16/94                    $100            $100                     $100            $100
3/31/94                    $110             $94                      $93             $95
3/31/95                     $70             $92                     $110            $105
3/29/96                     $58             $89                     $141            $147
3/31/97                     $52            $166                     $152            $211

TOTAL RETURN ANALYSIS (DOLLARS)
                                       3/16/94      3/31/94      3/31/95      3/29/96      3/31/97
TRIPLE S PLASTICS, INC.               $     100    $     110    $      70    $      58    $      52
PEER GROUP A                          $     100    $      94    $      92    $      89    $     166
NASDAQ COMPOSITE (US)                 $     100    $      93    $     110    $     141    $     152
PEER GROUP B                          $     100    $      95    $     105    $     147    $     211

(1) The companies included in the self-determined Peer Group A are as follows:

Essef Corp                              IPL, Inc.
Gencorp, Inc.                           Leader Industries, Inc.
Intek Diversified, Inc.                 Spartech Corp.
                                        Sun Coast Industries, Inc.

(2) The companies included in the self-determined Peer Group B are as follows:

Cimco, Inc.                             IPL, Inc.
Essef Corp.                             Leader Industries, Inc.
Schawk, Inc.                            Spartech Corp.
Gencorp, Inc.                           Sun Coast Industries, Inc.
Intek Diversified, Inc.                 Tredegar Industries, Inc.

    The returns of each company included in the self-determined peer groups are weighted according to each respective company's stock market capitalization.

                             DIRECTOR COMPENSATION

    Directors who are employees of the Company receive no compensation for services as directors. For the fiscal year ended March 31, 1997, directors who were not employees of the Company received a $2,000 annual retainer as well as a director's fee of $750 for each Board meeting attended and $500 for each committee meeting attended. For the current fiscal year, the annual retainer is $4,000 and the Board meeting fee is $1,000 (with each committee meeting fee to be $500). For the fiscal year ended March 31, 1997, each nonemployee director received an option to acquire 3,000 shares of the Company's common stock at the market price as of the date of the grant pursuant to the Company's Outside Director Stock Option Plan (the "Director Plan"). Under the proposed amendment to the Director Plan, option grants would be subject to the discretion of the Board of Directors. The current intent, if the amendment to the Director Plan is adopted, is to grant outside directors an annual option grant to purchase shares of Company stock in an amount equal to 50% of the shares subject to the option grant to the Company's CEO. Options become exercisable six months after grant and have a term of ten years.

                                 MISCELLANEOUS

    The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangements for executives linked to a change in control of the Company.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The financial statements of the Company for the fiscal year ended March 31, 1997, have been audited by BDO Seidman, LLP, independent public accountants, and the Board of Directors has selected BDO Seidman, LLP to serve as the Company's independent accountants for the fiscal year ending March 31, 1998. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they desire.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of Forms 3, 4 and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those forms as required by Section 16(a) of the Securities Exchange Act of 1934.

                   SHAREHOLDER PROPOSALS--1998 ANNUAL MEETING

    Shareholder Proposals intended to be presented at the next Annual Meeting of the Shareholders of the Company must be received by the Company not later than February 13, 1998, to be considered for inclusion in the Company's Proxy Statement relating to that meeting. Shareholder proposals should be addressed to the attention of the Secretary, 14320 Portage Road, Box E, Vicksburg, Michigan 49097-0905.

                                 MISCELLANEOUS

    The Company's Annual Report to Shareholders including financial statements, is being mailed to shareholders with this Proxy Statement.

    Management is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in this Proxy.

                                          By Order of the Board of Directors

                                          ROBERT D. MONK
                                          SECRETARY

June 13, 1997
Vicksburg, Michigan

PROXY                      TRIPLE S PLASTICS, INC.                        PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The shareholder(s) signing on the reverse side hereby appoint(s) Robert
D. Monk and Victor V. Valentine, Jr. as Proxies, each with the power to appoint a substitute, and hereby authorized them to represent and to vote, as designated herein, all of the shares of common stock of Triple S Plastics, Inc. held of record by such shareholder(s) on June 2, 1997, at the Annual Meeting of Shareholders, to be held on July 23, 1997, or at adjournment thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE LISTED NOMINEES AND "FOR" PROPOSAL 3.




                        (TO BE SIGNED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



                           FOR         WITHHELD
1. Election of             / /            / /      NOMINEES: Daniel B. Canavan
   Directors for a                                           Albert C. Schauer
   three-year term:

   For, except votes withheld from the following nominee:

   -----------------------------------------------------

                                                          FOR           WITHHELD
2. Election of           NOMINEE: Robert D. Bedilion      / /             / /
   Director for a
   two-year term:
                                                          FOR  AGAINST  ABSTAIN
3. Approval of the Amendment to the Company's             / /    / /       / /
   Outside Director Stock Option Plan:
                                                          FOR  AGAINST  ABSTAIN
4. In their discretion, the Proxies are authorized to     / /    / /      / /
   act upon such other business as may properly come
   before the meeting.
                                                                 YES      NO
                                I plan to attend the meeting.    / /      / /



SIGNATURE(S)                                          DATE:
            -----------------------------------------      -----------------

NOTE: Please sign your name exactly as it appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorneys-in-fact should submit powers of attorney.